Exhibit 99.1

QuinStreet Reports Second Quarter Fiscal Year 2020 Financial Results

•	Reports double digit growth and record FYQ2 revenue
•	Continues Goldman Sachs led process to review strategic alternatives
•	Launching 6 QRP clients; reports strong advanced pipeline of additional QRP client prospects

FOSTER CITY, CA – February 5, 2020 -- QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the second quarter ended December 31, 2019.

For the second quarter, the Company reported revenue of $118.1 million, an increase of 13% year-over-year, and GAAP net income of $1.5 million, or $0.03 per diluted share.

Adjusted net income for the second quarter was $6.3 million, or $0.12 per diluted share. Adjusted EBITDA for the second quarter was $9.1 million, or 8% of revenue.

During the second quarter, the Company generated $9.9 million in operating cash flow and closed the quarter with $76.1 million in cash and equivalents.

“Fiscal second quarter results were in line with our outlook for full year revenue and EBITDA,” commented Doug Valenti, CEO of QuinStreet. “We delivered record fiscal second quarter revenue. There continues to be good and accelerating momentum and opportunity in the business, particularly in our core Financial Services and Home Services client verticals, which grew 20% year-over-year. Good progress is also being made on growth and operating initiatives that we expect to yield strong and improving results in coming quarters. Fiscal third quarter revenue is expected to set a quarterly revenue record for the Company.”

“Notably, our QRP ramp is off to a quick start, with 6 large insurance agency clients now signed and expected to launch shortly. We estimate that the signed QRP clients already represent over $10 million in annual revenue opportunity to QuinStreet. In addition, QRP clients not yet signed but in the advanced sales pipeline represent over $10 million more in estimated annual revenue opportunity.”

“Regarding the Goldman Sachs led process to review strategic alternatives, we are reviewing a broad range of alternatives, as previously indicated. At this point, the process has generated options along the full range of possible alternatives. We are in the early stages of qualifying and assessing options.”

“We have also begun to divest under-performing businesses. This is being done in parallel with, and we see as complementary to, our broader process with Goldman Sachs to review strategic alternatives. We plan to narrow our focus to a smaller number of our best performing businesses and market opportunities, and to restructure to align resources and efforts with those areas. These moves are expected to simplify strategic discussions, result in improved execution and performance, and deliver faster and more predictable growth. We also expect faster margin expansion from top line leverage on a smaller cost base and a heavier mix of businesses with SaaS-like margins, beginning with QRP. Not including any other outcomes that may result from the broader process to review strategic alternatives, we would expect the full transition period to a new footprint and format to take a number of quarters,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income, and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 (888) 394-8218 (US callers) or +1 323-794-2588 (international callers.) A replay of the conference call will be available beginning approximately two hours after the completion of the call by entering: https://event.mymeetingroom.com/Public/WebRegistration/ZW5jPXNhQWNoekF6VkljS3J0cTZJMDhIOFZUMCtWSVg2VjJGNFIzcUF2RFcrcSt3WU5HZTN0M3lzQ1dnd1lMOXlFSlR6azZPRkYvejFOS0dYeFVGbktCR0ZBPT0= registering your name and using passcode # 9369036 to join. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media. QuinStreet is committed to providing consumers and businesses with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense (income), net, acquisition costs, contingent consideration adjustment, strategic review costs and shareholder litigation expense disclosed in our Annual Report on Form 10-K. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, strategic review costs and shareholder litigation expense, disclosed in our Annual Report on Form 10-K, and release of deferred tax valuation allowance, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income,adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as shareholder litigation expense, acquisition costs, contingent consideration adjustment, strategic review costs, and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our Adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, contingent consideration adjustment and release of deferred tax valuation allowance), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company's business; the Company's ability to access and monetize Internet users on mobile devices; the Company's ability to attract and retain qualified executives and employees; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company's ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2019, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$76,124	$62,522
Accounts receivable, net	69,612	75,628
Prepaid expenses and other assets	5,234	5,228
Total current assets	150,970	143,378
Property and equipment, net	5,682	5,410
Operating lease right-of-use assets	11,151	—
Goodwill	82,544	82,544
Other intangible assets, net	31,244	35,118
Deferred tax assets, noncurrent	52,495	52,149
Other assets, noncurrent	5,318	6,012
Total assets	$339,404	$324,611
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,298	$37,093
Accrued liabilities	38,279	36,878
Deferred revenue	1,168	761
Other liabilities	8,967	8,967
Total current liabilities	82,712	83,699
Operating lease liabilities, noncurrent	10,769	—
Other liabilities, noncurrent	12,052	18,083
Total liabilities	105,533	101,782
Stockholders' equity:
Common stock	52	50
Additional paid-in capital	298,080	289,768
Accumulated other comprehensive loss	(319)	(366)
Accumulated deficit	(63,942)	(66,623)
Total stockholders' equity	233,871	222,829
Total liabilities and stockholders' equity	$339,404	$324,611

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenue	$118,101	$104,096	$244,715	$216,965
Cost of revenue (1)	105,318	90,915	218,507	187,728
Gross profit	12,783	13,181	26,208	29,237
Operating expenses: (1)
Product development	3,399	2,995	6,955	6,300
Sales and marketing	2,592	2,283	4,955	4,327
General and administrative	5,498	5,049	11,323	10,443
Operating income	1,294	2,854	2,975	8,167
Interest income	54	69	126	135
Interest expense	(177)	(98)	(389)	(98)
Other (expense) income, net	(9)	115	(266)	48
Income before income taxes	1,162	2,940	2,446	8,252
Benefit from income taxes	387	49,886	235	49,871
Net income	$1,549	$52,826	$2,681	$58,123

Net income per share:
Basic	$0.03	$1.07	$0.05	$1.18
Diluted	$0.03	$1.00	$0.05	$1.11

Weighted average shares used in computing net income per share:
Basic	51,414	49,490	51,129	49,077
Diluted	53,489	52,682	53,407	52,562

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,347	$2,001	$4,837	$3,540
Product development	518	427	1,002	828
Sales and marketing	558	429	979	713
General and administrative	1,277	1,022	2,530	1,909

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net income	$1,549	$52,826	$2,681	$58,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,854	2,371	5,666	4,019
Provision for sales returns and doubtful accounts receivable	21	180	150	425
Stock-based compensation	4,700	3,879	9,348	6,990
Non-cash lease expense	342	—	166	—
Deferred income taxes	(427)	(50,039)	(311)	(50,039)
Other adjustments, net	57	515	269	370
Changes in assets and liabilities:
Accounts receivable	4,982	4,876	5,866	7,655
Prepaid expenses and other assets	1,265	902	628	220
Accounts payable	(5,608)	481	(2,610)	2,138
Accrued liabilities	(176)	(3,740)	(2,781)	(7,659)
Deferred revenue	329	11	407	177
Other liabilities, noncurrent	—	390	—	460
Net cash provided by operating activities	9,888	12,652	19,479	22,879
Cash Flows from Investing Activities
Capital expenditures	(404)	(318)	(948)	(652)
Internal software development costs	(607)	(598)	(1,114)	(1,194)
Business acquisitions, net	—	(22,156)	—	(22,156)
Other investing activities	25	25	25	170
Net cash used in investing activities	(986)	(23,047)	(2,037)	(23,832)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	1,325	3,062	3,153	5,206
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,828)	(1,561)	(4,186)	(7,418)
Post-closing payments and contingent consideration related to acquisitions	(2,816)	—	(2,866)	—
Net cash (used in) provided by financing activities	(3,319)	1,501	(3,899)	(2,212)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	23	(53)	59	37
Net increase in cash, cash equivalents and restricted cash	5,606	(8,947)	13,602	(3,128)
Cash, cash equivalents and restricted cash at beginning of period	70,532	71,407	62,536	65,588
Cash, cash equivalents and restricted cash at end of period	$76,138	$62,460	$76,138	$62,460
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$76,124	$62,447	$76,124	$62,447
Restricted cash included in other assets, noncurrent	14	13	14	13
Total cash, cash equivalents and restricted cash	$76,138	$62,460	$76,138	$62,460

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$1,549	$52,826	$2,681	$58,123
Amortization of intangible assets	1,933	1,551	3,868	2,285
Stock-based compensation	4,700	3,879	9,348	6,990
Acquisition costs	16	202	311	374
Strategic review costs	199	—	199	—
Shareholder litigation expense	—	10	—	23
Release of deferred tax valuation allowance	—	(49,442)	—	(49,442)
Tax impact of non-GAAP items	(2,061)	(2,545)	(3,827)	(4,818)
Adjusted net income	$6,336	$6,481	$12,580	$13,535
Adjusted diluted net income per share	$0.12	$0.12	$0.24	$0.26
Weighted average shares used in computing adjusted diluted net income per share	53,489	52,682	53,407	52,562

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$1,549	$52,826	$2,681	$58,123
Interest and other expense (income), net	132	(86)	529	(85)
Benefit from income taxes	(387)	(49,886)	(235)	(49,871)
Depreciation and amortization	2,854	2,371	5,666	4,019
Stock-based compensation	4,700	3,879	9,348	6,990
Acquisition costs	16	202	311	374
Strategic review costs	199	—	199	—
Shareholder litigation expense	—	10	—	23
Adjusted EBITDA	$9,063	$9,316	$18,499	$19,573

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NOMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$9,888	$12,652	$19,479	$22,879
Capital expenditures	(404)	(318)	(948)	(652)
Internal software development costs	(607)	(598)	(1,114)	(1,194)
Free cash flow	$8,877	$11,736	$17,417	$21,033
Changes in operating assets and liabilities	(792)	(2,323)	(1,510)	(2,394)
Normalized free cash flow	$8,085	$9,413	$15,907	$18,639